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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Kopin Corporation on Form S-3 of our report dated February 23, 2001, appearing in the Annual Report on Form 10K of Kopin Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Boston, Massachusetts

November 7, 2001